SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 17, 2009

Habersham Bancorp
(Exact Name of Registrant as Specified in its Charter)

Georgia	0-13153	58-1563165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P. O. Box 1980
Historic Highway 441 North,
Cornelia, GA 30531
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code	(706) 778-1000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 17, 2009, the Board of Directors of Habersham Bancorp (the “Company”) elected Bonnie C. Bowling as a director of the Company.   She was elected to fill an existing vacancy and will be proposed for reelection at the Company’s 2009 annual meeting of shareholders.   Ms. Bowling will also serve on the Board of Directors of the Company’s wholly-owned subsidiary, Habersham Bank (the “Bank”) and is currently the Executive Vice President and Chief Operations Officer of the Company and the Bank.

Ms. Bowling will serve as a member of the Compliance Committee of the Board of Directors and will receive retainers of $500 per month for her service as a Bank director and $1,000 per month for her service as a Company director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERSHAM BANCORP

Date: January 22, 2009	By:	/s/ Edward D. Ariail
Edward D. Ariail
Executive Vice President and Corporate Secretary